DEFINITIVE MERGER AGREEMENT

     AGREEMENT AND PLAN OF MERGER, dated as of August 21, 2009 (the “Agreement”), among Trend Technology Corp., a Nevada Corporation (“TRET”), and Americas Energy Company (“AEC”) a corporate, Nevada Corporation entity with 65 Million shares of common stock and 10 Million Shares of Preferred Stock issued as of today’s date. AEC and TRET are collectively referred to herein as the “Parties”.

RECITALS

     WHEREAS, the respective boards of directors of each of AEC and TRET have approved the merger into TRET (the “Merger”) upon the terms, and subject to the conditions, set forth in this Agreement;

     WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated there under (the “Code”); and

     WHEREAS, AEC and TRET desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I DEFINITIONS

     I.1 Certain Definitions. The following terms shall, when used in this Agreement, have the following meanings:

     “Acquisition” means the acquisition by a Person of any businesses, assets or property other than in the ordinary course, whether by way of the purchase of assets or stock, by merger, consolidation or otherwise.

     “Affiliate” means, with respect to any Person: (i) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person (other than passive or institutional investors); (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; and (iv) any officer, director or partner of such other Person. “Control” for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

     “Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Los Angeles, California, are required or authorized to be closed.

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“Code” means the United States Internal Revenue Code of 1986, as amended.

     “Collateral Documents” mean the Exhibits and any other documents, instruments and certificates to be executed and delivered by the Parties hereunder or there under.

     “Commission” means the Securities and Exchange Commission or any Regulatory Authority that succeeds to its functions.

     “AEC Assets” mean all properties, assets, privileges, powers, rights, interests and claims of every type and description that are owned, leased, held, used or useful in AEC Business and in which AEC has any right, title or interest or in which AEC acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date on the books and records of AEC, but excluding any of the foregoing, if any, transferred prior to the Closing pursuant to this Agreement or any Collateral Documents. A list of AEC Assets is attached hereto as “Schedule A – List of AEC Assets.”

“AEC Business” means the leasing and operating of AEC Assets.

“AEC Common Stock” means the percentage of ownership and/or shares of AEC.

     “AEC Shareholders” means, as of any particular date, the holders of AEC Common Stock on that date.

     “Encumbrance” means any material mortgage, pledge, lien, encumbrance, charge, security interest, security agreement, conditional sale or other title retention agreement, limitation, option, assessment, restrictive agreement, restriction, adverse interest, restriction on transfer or exception to or material defect in title or other ownership interest (including restrictive covenants, leases and licenses).

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations there under.

     “GAAP” means United States generally accepted accounting principles as in effect from time to time.

     “Legal Requirement” means any statute, ordinance, law, rule, regulation, code, injunction, judgment, order, decree, ruling, or other requirement enacted, adopted or applied by any Regulatory Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

     “Losses” shall mean all damages, awards, judgments, assessments, fines, sanctions, penalties, charges, costs, expenses, payments, diminutions in value and other losses, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal there from, all actual attorneys’, accountants’

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investment bankers’ and expert witness’ fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to Section 9.4, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

     “Liability” means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     “Material Adverse Effect” means a material adverse effect on (i) the assets, Liabilities, properties or business of the Parties, (ii) the validity, binding effect or enforceability of this Agreement or the Collateral Documents or (iii) the ability of any Party to perform its obligations under this Agreement and the Collateral Documents; provided, however, that none of the following shall constitute a Material Adverse Effect on TRET: (i) the filing, initiation and subsequent prosecution, by or on behalf of shareholders of any Party, of litigation that challenges or otherwise seeks damages with respect to the Merger, this Agreement and/or transactions contemplated thereby or hereby, (ii) occurrences due to a disruption of a Party’s business as a result of the announcement of the execution of this Agreement or changes caused by the taking of action required by this Agreement, (iii) general economic conditions, or (iv) any changes generally affecting the industries in which a Party operates.

     “Merger Shares” means the shares of AEC Common Stock deliverable by AEC in exchange for TRET Common Stock pursuant to Section 2.7.

     “TRET Assets” mean all properties, assets, privileges, powers, rights, interests and claims of every type and description that are owned, leased, held, used or useful in the AEC Business and in which AEC or any of its Subsidiaries has any right, title or interest or in which AEC or any of its Subsidiaries acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date on the books and records of AEC or any of its Subsidiaries.

“TRET Business” means the business conducted by TRET.

“TRET Common Stock” means the common shares of TRET.

     “TRET Securities Filings” means TRET’s Annual Report on Form 10-KSB and its quarterly reports on Form 10-QSB, and all other reports filed and to be filed with the Commission prior to the Effective Time.

     “Permit” means any license, permit, consent, approval, registration, authorization, qualification or similar right granted by a Regulatory Authority.

     “Permitted Liens” means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings; (ii) rights reserved to any Regulatory Authority to regulate the affected property; (iii) statutory liens of banks and rights of set off; (iv) as to leased assets, interests of the lessors and sublessors thereof and liens affecting the interests of the lessors and sublessors thereof; (v) inchoate material men’s, mechanics’, workmen’s, repairmen’s or other like liens arising in the ordinary course of business; (vi) liens incurred or

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deposits made in the ordinary course in connection with workers’ compensation and other types of social security; (vii) licenses of trademarks or other intellectual property rights granted by TRET or AEC, as the case may be, in the ordinary course and not interfering in any material respect with the ordinary course of the business of TRET or AEC, as the case may be; and (viii) as to real property, any encumbrance, adverse interest, constructive or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reverter, encroachments, easement, rights of way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, under any contract or otherwise, that do not, individually or in the aggregate, materially and adversely affect or impair the value or use thereof as it is currently being used in the ordinary course.

     “Person” means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Regulatory Authority or other entity.

     “Proposed Acquisition” means any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving TRET pursuant to which the shareholders of TRET immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by TRET of assets representing in excess of fifty percent (50%) of the aggregate fair market value of TRET Business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by TRET), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of TRET.

     “Regulatory Authority” means: (i) the United States of America; (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); (iii) Canada and any other foreign (as to the United States of America) sovereign entity and any political subdivision thereof; or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

     “Representative” means any director, officer, employee, agent, consultant, advisor or other representative of a Person, including legal counsel, accountants and financial advisors.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations there under.

     “Subsidiary” of a specified Person means (a) any Person if securities having ordinary voting power (at the time in question and without regard to the happening of any contingency) to elect a majority of the directors, trustees, managers or other governing body of such Person are held or controlled by the specified Person or a Subsidiary of the specified Person; (b) any Person in which the specified Person and its subsidiaries collectively hold a fifty percent (50%) or greater equity interest; (c) any partnership or similar organization in which the

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specified Person or subsidiary of the specified Person is a general partner; or (d) any Person the management of which is directly or indirectly controlled by the specified Person and its Subsidiaries through the exercise of voting power, by contract or otherwise.

     “Tax” means any U.S. or non U.S. federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, recording, occupancy, sales, use, transfer, registration, value added minimum, estimated or other tax of any kind whatsoever, including any interest, additions to tax, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not.

     “Tax Return” means any return, declaration, report, claim for refund or credit or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     “Treasury Regulations” means regulations promulgated by the U.S. Treasury Department under the Code.

ARTICLE II THE MERGER

     II.1 Merger; Surviving Entity. In accordance with and subject to the provisions of this Agreement and the Nevada Corporations Code (“NCC”), at the Effective Time AEC shall be merged with and into TRET (the “Merger”), and TRET shall be the surviving entity in the Merger (hereinafter sometimes called the “surviving entity”) and shall continue its corporate existence under the laws of the State of Nevada, and shall immediately effect a name change. At the Effective Time, the separate existence of TRET shall cease. All properties, franchises and rights belonging to TRET and AEC, by virtue of the Merger and without further act or deed, shall be vested in the surviving entity, which shall thenceforth be responsible for all the liabilities and obligations of each of AEC and TRET.

     II.2 Articles of Incorporation. TRET’s articles of incorporation, as in effect at the Effective Time, shall continue in full force and effect as the articles of incorporation of the Surviving entity until altered or amended as provided therein or by law.

     II.3 By Laws. TRET’s by laws, as in effect at the Effective Time, shall be the by laws of the surviving entity until altered, amended or repealed as provided therein or by law.

     II.4 TRET Current Assets. Upon completion of the business combination, TRET’s assets as of today’s date shall be sold to an assign named by Lanham & Lanham, LLC at the closing for the sum of one dollar ($1.00) . AEC hereby agrees to cooperate in taking the necessary steps to transfer the right, title and interest in the assets of TRET to the assigned.

     II.5 Effective Time. The Merger shall become effective at the time and date that the certificate of merger of each of AEC and TRET (the “Certificate of Merger”), in form and substance acceptable to the Parties, is accepted for filing by the Secretary of State of the State of

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Nevada in accordance with the provisions related thereto. The Certificate of Merger shall be executed by AEC and TRET and delivered to the Secretary of State of the State of Nevada for filing on the Closing Date. The date and time when the Merger becomes effective are referred to herein as the “Effective Time.”

     (a) It is hereby agreed eight-hundred thousand US dollars ($800,000) will be disbursed in accordance with the following schedule:

     Tranche 1 - $400,000: Upon the signing of this Definitive Agreement. AEC shall provide bank-wiring instructions.

     Tranche 2 - $400,000: Filing the Super 8K with the Securities and Exchange Commission announcing the closing of this business combination. Closing of the business combination – the “Effective Time” to AEC for all licenses, rights and properties included and limited to AEC Assets to be transferred to TRET.

II.6 Merger Shares; Conversion and Cancellation of Securities.

Conversion of Company Common Stock. At the Effective Time, all assets of AEC Common Stock outstanding immediately before the Effective Time shall be converted, by virtue of the Merger, into Seventeen million (17,000,000) shares of TRET Common Stock (the “Merger Shares”). It is hereby agreed that upon closing the TRET will have thirty-two million (32,000,000) shares issued and outstanding. With one million (1,000,000) shares held in escrow to be issued against the draw down of funds and option to purchase additional shares as described herein paragraph (a) below. These options shall exist for a period of two (2) years.

      (a) as of the Effective Date after giving effect to the Merger - The shares in escrow shall be priced at one dollar ($1.00) per share. As shares are purchased, restricted shares shall be released from the escrow:

     (i) the allocation of the Merger Shares among AEC Shareholders shall be delivered to TRET at least one business day prior to the Closing;

     At the Effective Time, all AEC Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each certificate formerly representing any AEC Common Stock (other than Excluded Shares) shall thereafter represent only the right to the Merger Shares.

     (b) Stock Options. At the Effective Time, each outstanding option to purchase AEC Common Stock (a “AEC Option”), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such AEC Option, the same number of shares of TRET Common Stock as the holder of such AEC Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded up to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price for AEC Common Stock otherwise purchasable pursuant to such AEC Option divided by (ii) the number of full shares of TRET Common Stock deemed purchasable

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pursuant to such Company Option in accordance with the foregoing. At or prior to the Effective Time, AEC shall take all corporate action necessary to reserve for issuance a sufficient number of AEC Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section.

     (c) Treasury Shares, Etc. Each share AEC Common Stock, if any, held by AEC immediately after the Effective Time shall be cancelled and extinguished, and nothing shall be issued or paid in respect thereof.

     (d) Fractional Shares. No certificates or scrip evidencing fractional shares of AEC Stock shall be issued in exchange for TRET Common Stock. All fractional share amounts shall be rounded up to the nearest whole share.

     (e) Reverse Split. It is hereby agreed that neither Party shall agree to a reverse split of the shares of the public company for a period of two (2) years from the Closing.

II.7 Surrender of Company Certificates.

     (a) Exchange Procedures. Promptly after the Effective Time, AEC or its appointed designee shall mail to each holder of a certificate or certificates of its Common Stock (“Company Certificates”) whose shares are converted into the right to receive the Merger Shares, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to TRET Certificates shall pass to AEC, only upon delivery of TRET Certificates to AEC and which shall be in such form and have such other provisions as AEC may reasonably specify) and (ii) instructions for use in effecting the surrender of AEC Certificates in exchange for the Merger Shares and any dividends or other distributions pursuant to Section. Upon surrender of AEC Certificates for cancellation to AEC, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such AEC Certificates shall be entitled to receive the Merger Shares in exchange therefore and AEC Certificates so surrendered shall forthwith be canceled. Notwithstanding the foregoing, if any AEC Certificate is lost, stolen, destroyed or mutilated, such holder shall provide evidence reasonably satisfactory to AEC as to such loss, theft, destruction or mutilation and an affidavit in form and substance satisfactory to AEC, and, thereupon, such holder shall be entitled to receive the Merger Shares in exchange therefore and TRET Certificates so surrendered shall forthwith be canceled.

     (b) Required Withholding. In connection with any payment to any holder or former holder of TRET Common Stock, each of AEC and the surviving entity shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of AEC Common Stock such amounts as may be required to be deducted or withheld there from under the Code or under any provision of state, local or foreign tax law or under any other applicable laws. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

     (c) No Liability. Notwithstanding anything to the contrary in this Section 2.7, neither AEC, the surviving entity nor any party hereto shall be liable to any Person for any

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amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law. If any AEC Certificate shall not have been surrendered prior to the date immediately prior to the date on which such property would otherwise escheat to or become the property of any Governmental or Regulatory Authority, any such property, to the extent permitted by applicable law, shall become the property of the surviving entity, free and clear of all claims or interest of any person previously entitled thereto.

     (d) Termination. Any holders of AEC Certificates who have not complied with this ARTICLE II shall look only to AEC or the surviving entity for, and AEC and the surviving entity shall remain liable for, payment of their claim for Merger Shares and any dividends or distributions with respect to AEC Common Stock, without interest thereon.

     II.8 Stock Transfer Books. At the Effective Time, the stock transfer books of AEC shall be closed, and there shall be no further registration of transfers of shares of AEC Common Stock thereafter on the records of TRET.

     II.9 Restriction on Transfer. The Merger Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from, and that in the absence of an effective registration statement covering the Merger Shares or any available exemption from registration under the Act, the Merger Shares must be held indefinitely. AEC Shareholders are aware that the Merger Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Surviving Company.

     II.10 Restrictive Legend. All certificates representing the Merger Shares shall contain the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE, ARE
SUBJECT TO THE TERMS OF AN AGREEMENT AND PLAN OF
MERGER, DATED AS OF AUGUST 2009, BETWEEN TREND
TECHNOLOGY CORP AND AMERICAN ENERGY COMPANY, A
COPY OF WHICH IS ON FILE IN THE PRINCIPAL OFFICE OF THE
ISSUER. FURTHER, THE SECURITIES REPRESENTED BY THIS
CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR
OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER
THE ACT OR AN EXEMPTION THEREFROM.”

Closing. The closing of the transactions contemplated by this Agreement and the Collateral Documents (the “Closing”) shall take place at the offices of Randall J. Lanham, Esq., Lanham & Lanham, LLC, located at 28562 Oso Parkway, Unit D, Rancho Santa Margarita, CA 92588, or at such other location as the parties may agree at 11:00 a.m., Pacific Time on the agreed date, which, shall be within sixty (60) days of the signing hereof (the “Closing Date”).

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ARTICLE III REPRESENTATIONS AND WARRANTIES OF TRET

     TRET represents and warrants to AEC that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement and, except as provided in Section 7.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE III, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by this Agreement).

     III.1 Organization and Qualification. TRET is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. TRET has all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. TRET is duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it make such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed would not have a Material Adverse Effect on TRET or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of TRET to perform its obligations under this Agreement or any of the Collateral Documents.

III.2 Capitalization.

     (a) The authorized capital stock and other ownership interests of TRET consist of 100,000,000 shares of common stock, of which twenty million, five hundred and four thousand, five hundred and ninety-five (20,504,595) shares were issued and outstanding as of the date hereof, and zero (0) shares of Preferred Stock, none of which are outstanding. All of the outstanding TRET Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. It is anticipated that the number of shares of common stock will increase as a result of private placements to be conducted after the date hereof.

     (b) Other than what has been described herein, there are no outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require TRET to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests (collectively “Options”).

     (c) All of the issued and outstanding shares of TRET Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and have been issued in compliance with applicable securities laws and other applicable Legal Requirements or transfer restrictions under applicable securities laws.

     III.3 Authority and Validity. TRET has all requisite corporate power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (subject to the approval of TRET Shareholders as contemplated by Section 5.4 and to receipt of any consents, approvals, authorizations or other matters referred to in Section

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5.4) . The execution and delivery by TRET of, the performance by TRET of its obligations under, and the consummation by TRET of the transactions contemplated by, this Agreement have been duly authorized by all requisite action of TRET (subject to the approval of TRET Shareholders as contemplated by Section 5.4) . This Agreement has been duly executed and delivered by TRET and (assuming due execution and delivery by the AEC Parties and approval by TRET Shareholders) is the legal, valid, and binding obligation of TRET, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles. Upon the execution and delivery of the Collateral Documents by each Person (other than by the AEC Parties) that is required by this Agreement to execute, or that does execute, this Agreement or any of the Collateral Documents, and assuming due execution and delivery thereof by the AEC Parties, the Collateral Documents will be the legal, valid and binding obligations of TRET, enforceable against TRET in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

     III.4 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Regulatory Authorities and Persons identified herein, the execution, delivery and performance by TRET of this Agreement and the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of TRET under, or result in the creation or imposition of any Encumbrance upon TRET, TRET Assets, TRET Business or TRET Common Stock by reason of the terms of (i) the articles of incorporation, by laws or other charter or organizational document of TRET or any Subsidiary of TRET, (ii) any material contract, agreement, lease, indenture or other instrument to which TRET is a party or by or to which TRET, or the Assets may be bound or subject and a violation of which would result in a Material Adverse Effect on TRET, (iii) any order, judgment, injunction, award or decree of any arbitrator or Regulatory Authority or any statute, law, rule or regulation applicable to TRET or (iv) any Permit of TRET, which in the case of (ii), (iii) or (iv) above would have a Material Adverse Effect on TRET or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of TRET to perform its obligations under this Agreement or any of the Collateral Documents.

     III.5 Consents and Approvals. Except for requirements described in Schedule 3.5, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by TRET in connection with the execution, delivery and performance by TRET of this Agreement or any Collateral Document or for the consummation by TRET of the transactions contemplated hereby or thereby, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect on TRET or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of TRET to perform its obligations under this Agreement or any of the Collateral Documents.

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     III.6 Intellectual Property. To the knowledge of TRET, TRET has good title to or the right to use all material company intellectual property rights and all material inventions, processes, designs, formulae, trade secrets and know how necessary for the operation of TRET Business without the payment of any royalty or similar payment.

     III.7 Compliance with Legal Requirements. TRET has operated TRET Business in compliance with all Legal Requirements applicable to TRET except to the extent the failure to operate in compliance with all material Legal Requirements would not have a Material Adverse Effect on TRET or Material Adverse Effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

     III.8 Financial Statements. Prior to the Closing Date TRET shall provide AEC with audited financial statements of TRET as of October 31, 2008 and statements of operations, stockholders’ equity and cash flows for the year then ended. Such financial statements (“Company Financial Statements”) have or will have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a basis consistent throughout all periods presented, present fairly in all material respects the financial condition of TRET and its results of operations as of the date and for the periods indicated.

     III.9 Litigation. There are no outstanding judgments or orders against or otherwise affecting or related to TRET, TRET Business or TRET Assets and there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to TRET’s knowledge, threatened that, if adversely determined, would have a Material Adverse Effect on TRET or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents, except as noted in the audited Company Financial Statements or documented by TRET to AEC.

     III.10 Taxes. TRET has duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Regulatory Authority, and has paid all taxes required to be paid in respect thereof except where such failure would not have a Material Adverse Effect on TRET, except where, if not filed or paid, the exception(s) have been documented by TRET to AEC.

     III.11 Books and Records. The books and records of TRET accurately and fairly represent TRET Business and its results of operations in all material respects.

     III.12 Brokers or Finders. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by TRET and/or its Affiliates/Representatives in connection with the transactions contemplated by this Agreement, neither TRET, nor any of its Affiliates/Representatives have incurred any obligation to pay any brokerage or finder’s fee or other commission in connection with the transaction contemplated by this Agreement.

     III.13 Proxies. TRET management holds, or prior to the Closing will hold, irrevocable proxies from TRET Shareholders adequate to ensure Company Shareholder approval of the Merger as required by applicable law.

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     III.14 Disclosure. No representation or warranty of TRET in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by TRET pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     III.15 No Undisclosed Liabilities. TRET is not subject to any material liability (including unasserted claims), absolute or contingent, which is not shown or which is in excess of amounts shown or reserved for in the audited balance sheet as of December 31, 2008, other than liabilities of the same nature as those set forth in TRET Financial Statements and reasonably incurred in the ordinary course of its business after June 30, 2009.

     III.16 Absence of Certain Changes. Since June 30, 2009, TRET has not: (a) suffered any material adverse change in its financial condition, assets, liabilities or business; (b) contracted for or paid any capital expenditures; (c) incurred any indebtedness or borrowed money, issued or sold any debt or equity securities, declared any dividends or discharged or incurred any liabilities or obligations except in the ordinary course of business as heretofore conducted; (d) mortgaged, pledged or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets; (e) paid any material amount on any indebtedness prior to the due date, forgiven or cancelled any material amount on any indebtedness prior to the due date, forgiven or cancelled any material debts or claims or released or waived any material rights or claims; (f) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance); (g) acquired or disposed of any assets or incurred any liabilities or obligations; (h) made any payments to its affiliates or associates or loaned any money to any person or entity; (i) formed or acquired or disposed of any interest in any corporation, partnership, limited liability company, joint venture or other entity; (j) entered into any employment, compensation, consulting or collective bargaining agreement or any other agreement of any kind or nature with any person. or group, or modified or amended in any respect the terms of any such existing agreement; (k) entered into any other commitment or transaction or experience any other event that relates to or affect in any way this Agreement or to the transactions contemplated hereby, or that has affected, or may adversely affect TRET’s business, operations, assets, liabilities or financial condition; or (1) amended its Articles of Organization or By-laws, except as otherwise contemplated herein.

     III.17 Contracts. A true and complete list of all contracts, agreements, leases, commitments or other understandings or arrangements, written or oral, express or implied, to which TRET is a party or by which it or any of its property is bound or affected requiring payments to or from, or incurring of liabilities by, TRET in excess of $100,000 (the “Contracts”). TRET has complied with and performed, in all material respects, all of its obligations required to be performed under and is not in default with respect to any of the Contracts, as of the date hereof, nor bas any event occurred which has not been cured which, with or without the giving of notice, lapse of time, or both, would constitute a default in any respect there under. To the best knowledge of TRET, no other party has failed to comply with or perform, in all material respects, any of its obligations required to be performed under or is in material default with respect to any such Contracts, as of the date hereof, nor has any event occurred which, with or without the giving of notice, lapse of time or both, would constitute a

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material default in any respect by such party there under. TRET knows of and has no reason to believe that there are any facts or circumstances which would make a material default by any party to any contract or obligation likely to occur subsequent to the date hereof.

     III.18 Permits and Licenses. TRET has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its business. TRET has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

     III.19 Assets Necessary to Business. TRET owns or leases all properties and assets, real, personal, and mixed, tangible and intangible, and is a party to all licenses, permits and other agreements necessary to permit it to carry on its business as presently conducted.

     III.20 Labor Agreements and Labor Relations. TRET has no collective bargaining or union contracts or agreements. TRET is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practices; there are no charges of discrimination or unfair labor practice charges” or complaints against TRET pending or threatened before any governmental or regulatory agency or authority; and, there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting TRET.

     III.21 Employment Arrangements. TRET has no employment or consulting agreements or arrangements, written or oral, which are not terminable at the will of TRET, or any pension, profit-sharing, option, other incentive plan, or any other type of employment benefit plan as defined in ERISA or otherwise, or any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance or other benefits. No employee of TRET is in violation of any employment agreement or restrictive covenant.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE AEC PARTIES

     Each of the AEC Parties, jointly and severally, represents and warrants to TRET that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement and, except as provided in Section 8.1, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE IV, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by the Agreement).

     IV.1 Organization and Qualification. AEC has all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. AEC is duly qualified or licensed to do business in and are each in good standing in each jurisdiction in which the character of the properties owned, leased

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or used by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on AEC or a Material Adverse Effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of TRET or AEC to perform its obligations under this Agreement or any of the Collateral Documents.

IV.2 Capitalization.

     (a) The authorized capital stock of AEC consists of 65 Million of Common Stock and 10 Million shares of Preferred Stock shares issued and outstanding. The shares of AEC Common and Preferred Stock included in the Merger Shares, when issued in accordance with this Agreement, will have been duly authorized, validly issued and outstanding and will be fully paid and non-assessable. Immediately upon execution hereon.

     (b) Schedule 4.2(b) lists all outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require AEC or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests.

     (c) All of the issued and outstanding shares of AEC Capital Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable (with respect to Subsidiaries that are corporations) and have been issued in compliance with applicable securities laws and other applicable Legal Requirements.

     IV.3 Authority and Validity. Each AEC Party has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Documents. The execution and delivery by each AEC Party of the performance by each AEC Party of its obligations under, and the consummation by each AEC Party of the transactions contemplated by, this Agreement and the Collateral Documents have been duly authorized by all requisite action of each AEC Party. This Agreement has been duly executed and delivered by each of the AEC Parties and (assuming due execution and delivery by TRET) is the legal, valid and binding obligation of each AEC Party, enforceable in accordance with its terms except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles. Upon the execution and delivery by each of the AEC Parties of the Collateral Documents to which each of them is a party, and assuming due execution and delivery thereof by the other parties thereto, the Collateral Documents will be the legal, valid and binding obligations of each such Person, as the case may be, enforceable against each of them in accordance with their respective terms except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

     IV.4 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Regulatory Authorities and Persons identified herein, the execution, delivery and performance by

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the AEC Parties of this Agreement and the Collateral Documents to which each is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of any AEC Party under, or result in the creation or imposition of any Encumbrance upon the property of any AEC Party by reason of the terms of (i) the articles of incorporation, by laws or other charter or organizational document of any AEC Party, (ii) any contract, agreement, lease, indenture or other instrument to which any AEC Party is a party or by or to which any AEC Party or its property may be bound or subject and a violation of which would result in a Material Adverse Effect on AEC taken as a whole, (iii) any order, judgment, injunction, award or decree of any arbitrator or Regulatory Authority or any statute, law, rule or regulation applicable to any AEC Party or (iv) any Permit of AEC or Merger Sub, which in the case of (ii), (iii) or (iv) above would have a Material Adverse Effect on AEC or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of any AEC Party to perform its obligations hereunder or there under.

     IV.5 Consents and Approvals. Except for requirements under applicable United States or state securities laws, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by any AEC Party in connection with the execution, delivery and performance by them of this Agreement or any Collateral Documents or for the consummation by them of the transactions contemplated hereby or thereby, except to the extent the failure to obtain such consent, approval, authorization or order or to make such registration or filings or to give such notice would not have a Material Adverse Effect on AEC or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of TRET or AEC to perform its obligations under this Agreement or any of the Collateral Documents.

     IV.6 Compliance with Legal Requirements. Sterling Blackstone Inc. has operated the AEC Business in compliance with all material Legal Requirements including, without limitation, the Exchange Act and the Securities Act applicable to AEC, except to the extent the failure to operate in compliance with all material Legal Requirements, would not have a Material Adverse Effect on AEC or a Material Adverse Effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

     IV.7 Litigation. There are no outstanding judgments or orders against or otherwise affecting or related to AEC, or their business or assets; and there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the best knowledge of AEC, threatened that, that has not been disclosed and if adversely determined, would have a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

     IV.8 Ordinary Course. Since the date of the balance sheet included in the most recent AEC Securities Filings filed through the date hereof, there has not been any occurrence, event, incident, action, failure to act or transaction involving AEC, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on AEC.

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     IV.9 Assets and Liabilities. As of the date of this Agreement, neither AEC nor any of its Subsidiaries has any Assets or Liability, except for the (i) Assets and Liabilities disclosed in the balance sheet disclosed to TRET through the date hereof or disclosed on Schedule 4.9 and (ii) Liabilities incurred in connection with this Agreement.

     IV.10 Taxes. AEC has, and each of its Subsidiaries has, duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Governmental Authority, except where such failure to file would not have a Material Adverse Effect on AEC.

     IV.11 Books and Records. The books and records of AEC and its Subsidiaries accurately and fairly represent the AEC Business and its results of operations in all material respects. All accounts receivable and inventory of the AEC Business are reflected properly on such books and records in all material respects.

IV.12 Financial and Other Information.

     (a) The historical financial statements of AEC and all subsidiaries will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto), and present fairly the financial condition of AEC and its results of operations as of the dates and for the periods indicated, subject in the case of the unaudited financial statements only to normal year end adjustments (none of which will be material in amount) and the omission of footnotes.

     (b) To the knowledge of current management, the AEC’s financials do not contain (directly or by incorporation by reference) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (or incorporated therein by reference), in light of the circumstances under which they were or will be made, not misleading.

     IV.13 Brokers or Finders. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by AEC and/or its Affiliates/Representatives in connection with the transactions contemplated by this Agreement, neither AEC, nor any of its Affiliates/Representatives have incurred any obligation to pay any brokerage or finder’s fee or other commission in connection with the transaction contemplated by this Agreement.

     IV.14 Disclosure. No representation or warranty of AEC in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by AEC pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     IV.15 Filings. AEC has or will make all of the filings required by the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended, required to be made and no such filing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made, not misleading.

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     IV.16 Conduct of Business. Prior to the Closing Date, AEC shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of TRET, except in the regular course of business. Except as otherwise provided herein, AEC shall not amend its Articles of Incorporation or By-Laws, declare dividends, redeem or sell stock or other securities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any material balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount or enter into any other transaction other than in the regular course of business.

ARTICLE V COVENANTS OF TRET

Between the date of this Agreement and the Closing Date:

     V.1 Additional Information. TRET shall provide to AEC and its Representatives such financial, operating and other documents, data and information relating to TRET, TRET Business and TRET Assets and Liabilities of TRET, as AEC or its Representatives may reasonably request. In addition, TRET shall take all action necessary to enable AEC and its Representatives to review, inspect and audit TRET Assets, TRET Business and Liabilities of TRET and discuss them with TRET’s officers, employees, independent accountants, customers, licensees, and counsel. Notwithstanding any investigation that AEC may conduct of TRET, TRET Business, TRET Assets and the Liabilities of TRET, AEC may fully rely on TRET’s warranties, covenants and indemnities set forth in this Agreement.

     V.2 Consents and Approvals. As soon as practicable after execution of this Agreement, TRET shall use commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give any notice to, any Regulatory Authority or Person as is required to be obtained, made or given by TRET to consummate the transactions contemplated by this Agreement and the Collateral Documents.

     V.3 Non-circumvention. It is understood that in connection with the transactions contemplated hereby, AEC has been and will be seeking to find investors willing to provide loans and/or capital investments to finance business plans. In connection therewith, TRET will not, and it will cause its directors, officers, employees, agents and representatives not to attempt, directly or indirectly, (i) to contact any party introduced to it by AEC, or (ii) deal with, or otherwise become involved in any transaction with any party which has been introduced to it by AEC, without the express written permission of the introducing party and without having entered into a commission agreement with the introducing party. Any violation of the covenant shall be deemed an attempt to circumvent AEC, and the party so violating this covenant shall be liable for damages in favor of the circumvented party.

     V.4 No Solicitations. From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to ARTICLE X, TRET will not nor will it authorize or permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by it, directly or indirectly, (i) solicit or initiate the making, submission or announcement of any other acquisition proposal, (ii)

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participate in any discussions or negotiations regarding, or furnish to any person any non public information with respect to any other acquisition proposal, (iii) engage in discussions with any Person with respect to any other acquisition proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any other acquisition proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any other acquisition proposal.

     V.5 Notification of Adverse Change. TRET shall promptly notify AEC of any material adverse change in the condition (financial or otherwise) of TRET.

     V.6 Meeting of TRET Shareholders. Promptly after the date hereof, if required under applicable law, TRET will take all action necessary in accordance with its articles of incorporation and by-laws to convene a meeting of TRET’s shareholders to consider the adoption and approval of this Agreement and approval of the Merger to be held as promptly as practicable. TRET will use its reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the NCC to obtain such approvals. In lieu of such meeting, the adoption and approval of this Agreement and the Merger may be approved by shareholder consent.

     V.7 Notification of Certain Matters. TRET shall promptly notify AEC of any fact, event, circumstance or action known to it that is reasonably likely to cause TRET to be unable to perform any of its covenants contained herein or any condition precedent in ARTICLE VII not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to AEC pursuant to this Agreement or the existence or occurrence of which would cause any of TRET’s representations or warranties under this Agreement not to be correct and/or complete. TRET shall give prompt written notice to AEC of any adverse development causing a breach of any of the representations and warranties in ARTICLE III as of the date made.

     V.8 TRET Disclosure Schedule. TRET shall, from time to time prior to Closing, supplement TRET Disclosure Statement with additional information that, if existing or known to it on the date of delivery to AEC, would have been required to be included therein. For purposes of determining the satisfaction of any of the conditions to the obligations of AEC in ARTICLE VII, TRET Disclosure Statement shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information added to TRET Disclosure Statement by written supplements delivered prior to Closing by TRET that (i) are accepted in writing by AEC, or (ii) reflect actions taken or events occurring after the date hereof prior to Closing.

     V.9 State Statutes. TRET and its Board of Directors shall, if any state takeover statute or similar law is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby.

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     V.10 Conduct of Business. Prior to the Closing Date, TRET shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of AEC, except in the regular course of business. Except as otherwise provided herein, TRET shall not amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any material balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

     V.11 Securities Filings. TRET will timely file all reports and other documents relating to the operation of TRET required to be filed with the Securities and Exchange Commission, which reports and other documents do not and will not contain any misstatement of a material fact, and do not and will not omit any material fact necessary to make the statements therein not misleading.

     V.12 Election to TRET’s Board of Directors. At the Effective Time of the Merger, TRET shall take all steps necessary so that there will be a one (1) continuing director (the “TRET Director”) and the remaining directors shall be designated by AEC.

ARTICLE VI COVENANTS OF AEC

Between the date of this Agreement and the Closing Date,

     VI.1 Additional Information. AEC shall provide to TRET and its Representatives such financial, operating and other documents, data and information relating to AEC, the AEC Business and the AEC Assets and the Liabilities of AEC and its Subsidiaries, as TRET or its Representatives may reasonably request. In addition, TRET shall take all action necessary to enable TRET and its Representatives to review and inspect the AEC Assets, the AEC Business and the Liabilities of AEC and discuss them with TRET’s officers, employees, independent accountants and counsel. Notwithstanding any investigation that TRET may conduct of AEC, the AEC Business, the AEC Assets and the Liabilities of AEC, TRET may fully rely on AEC’s warranties, covenants and indemnities set forth in this Agreement.

     VI.2 No Solicitations. From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to ARTICLE X, AEC will not nor will it authorize or permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by it, directly or indirectly, (i) solicit or initiate the making, submission or announcement of any other acquisition proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non public information with respect to any other acquisition proposal, (iii) engage in discussions with any Person with respect to any other acquisition proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any other acquisition proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any other acquisition proposal.

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     VI.3 Notification of Adverse Change. AEC shall promptly notify TRET of any material adverse change in the condition (financial or otherwise) of AEC.

     VI.4 Consents and Approvals. As soon as practicable after execution of this Agreement, AEC shall use its commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give notice to, any Regulatory Authority or Person as is required to be obtained, made or given by AEC to consummate the transactions contemplated by this Agreement and the Collateral Documents.

     VI.5 Notification of Certain Matters. AEC shall promptly notify TRET of any fact, event, circumstance or action known to it that is reasonably likely to cause AEC to be unable to perform any of its covenants contained herein or any condition precedent if not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to TRET pursuant to this Agreement or the existence or occurrence of which would cause AEC’s representations or warranties under this Agreement not to be correct and/or complete. AEC shall give prompt written notice to TRET of any adverse development causing a breach of any of the representations and warranties in ARTICLE IV.

     VI.6 AEC Disclosure Schedule. AEC shall, from time to time prior to Closing, supplement the AEC Disclosure Statement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included therein. For purposes of determining the satisfaction of any of the conditions to the obligations of TRET in the AEC Disclosure Statement shall be deemed to include only (a) the information contained therein on the date of delivery to TRET and (b) information added to the AEC Disclosure Statement by written supplements delivered prior to Closing by AEC that (i) are accepted in writing by TRET or (ii) reflect actions taken or events occurring after the date hereof and prior to Closing.

ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

     All obligations of the AEC Parties under this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions, it being understood that the AEC Parties may, in their sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

     VII.1 Accuracy of Representations. All representations and warranties of TRET contained in this Agreement, the Collateral Documents and any certificate delivered by any of TRET at or prior to Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. TRET shall have delivered to AEC a certificate dated the Closing Date to the foregoing effect.

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     VII.2 Covenants. TRET shall, in all material respects, have performed and complied with each of the covenants, obligations and agreements contained in this Agreement and the Collateral Documents that are to be performed or complied with by them at or prior to Closing. TRET shall have delivered to AEC a certificate dated the Closing Date to the foregoing effect.

     VII.3 Consents and Approvals. All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein.

     VII.4 Delivery of Documents. TRET shall have delivered, or caused to be delivered, to AEC the following documents:

     (i) Certified copies of TRET articles of incorporation and by laws and certified resolutions of the board of directors and Shareholders of TRET authorizing the execution of this Agreement and the Collateral Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

     (ii) Such other documents and instruments as AEC may reasonably request: (A) to evidence the accuracy of TRET’s representations and warranties under this Agreement, the Collateral Documents and any documents, instruments or certificates required to be delivered hereunder; (B) to evidence the performance by TRET of, or the compliance by TRET with, any covenant, obligation, condition and agreement to be performed or complied with by TRET under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

     (iii) Letters of resignation from TRET’s current officers and directors to be effective upon the Closing.

     (iv) Board resolutions from TRET’s current directors appointing the designees of AEC to TRET’s board of directors.

     VII.5 No Material Adverse Change. Since the date hereof, there shall have been no material adverse change in TRET Assets, TRET Business or the financial condition or operations of TRET, taken as a whole.

ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF TRET

     All obligations of TRET under this Agreement shall be subject to the fulfillment at or prior to Closing of the following conditions, it being understood that TRET may, in its sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

     VIII.1 Accuracy of Representations. All representations and warranties of AEC contained in this Agreement and the Collateral Documents and any other document, instrument or certificate delivered by any of AEC at or prior to the Closing shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in

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all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. AEC shall have delivered to TRET a certificate dated the Closing Date to the foregoing effect.

     VIII.2 Covenants. AEC shall, in all material respects, have performed and complied with each obligation, agreement, covenant and condition contained in this Agreement and the Collateral Documents and required by this Agreement and the Collateral Documents to be performed or complied with by AEC at or prior to Closing. AEC shall have delivered to TRET a certificate dated the Closing Date to the foregoing effect.

     VIII.3 Consents and Approvals. All consents; approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein.

     VIII.4 Delivery of Documents. AEC, as applicable, shall have executed and delivered, or caused to be executed and delivered, to TRET the following documents:

     (i) Documents and instruments as TRET may reasonably request: (A) to evidence the accuracy of the representations and warranties of AEC under this Agreement and the Collateral Documents and any documents, instruments or certificates required to be delivered hereunder; (B) to evidence the performance by AEC of, or the compliance by AEC with, any covenant, obligation, condition and agreement to be performed or complied with by AEC under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents, including:

     VIII.5 No Material Adverse Change. There shall have been no material adverse change in the business, financial condition or operations of AEC and its Subsidiaries taken as a whole.

     VIII.6 No Litigation. No action, suit or proceeding shall be pending or threatened by or before any Regulatory Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement and the Collateral Documents that would: (i) prevent consummation of any of the transactions contemplated by this Agreement and the Collateral Documents; (ii) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation; or (iii) have a Material Adverse Effect on AEC.

ARTICLE IX INDEMNIFICATION

     IX.1 Indemnification by TRET. TRET shall indemnify, defend and hold harmless (i) AEC, (ii) each of AEC’s assigns and successors in interest to TRET Shares, and (iii) each of their respective shareholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives, from and against any and all Losses which may be incurred or suffered by any such party and which may arise out of or result from any breach of any

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material representation, warranty, covenant or agreement of TRET contained in this Agreement. All claims to be assorted hereunder must be made for the first anniversary of the Closing.

     IX.2 Indemnification by the AEC Parties. The AEC Parties shall indemnify, defend and hold harmless TRET and each of TRET Shareholders from and against any and all Losses which may be incurred or suffered by any such party hereto and which may arise out of or result from any breach of any material representation, warranty, covenant or agreement of the AEC Parties contained in this Agreement. All claims to be assorted hereunder must be made for the first anniversary of the Closing.

     IX.3 Notice to Indemnifying Party. If any party (the “Indemnified Party”) receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the “Indemnifying Party”) is obligated to provide indemnification pursuant to Sections 9.1 or 9.2, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof, which notice shall specify in reasonable detail, if known, the amount or an estimate of the amount of the liability arising here from and the basis of the claim. Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder, but the failure of the Indemnified Party to give prompt notice of a claim shall not adversely affect the Indemnified Party’s right to indemnification hereunder unless the defense of that claim is materially prejudiced by such failure. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 9.4.

     IX.4 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding (i) if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim (subject to any limitations on such liability contained in this Agreement) and (ii) if it provides assurances, reasonably satisfactory to the Indemnified Party, that it will be financially able to satisfy such claims in full if the same are decided adversely. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, it may use counsel of its choice to prosecute such defense, subject to the approval of such counsel by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. In this regard, Jeff Mackay is hereby approved by AEC as counsel to TRET (in its capacity as the Indemnifying Party). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party, the Indemnified Party (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnified Party. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall take all steps necessary to pursue the resolution thereof in a prompt and diligent manner. The Indemnifying Party shall be entitled to consent to a settlement of, or the stipulation of any judgment arising from, any such claim or legal

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proceeding, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required from the Indemnified Party if (i) the Indemnifying Party pays or causes to be paid all Losses arising out of such settlement or judgment concurrently with the effectiveness thereof (as well as all other Losses theretofore incurred by the Indemnified Party which then remain unpaid or unreimbursed), (ii) in the case of a settlement, the settlement is conditioned upon a complete release by the claimant of the Indemnified Party and (iii) such settlement or judgment does not require the encumbrance of any asset of the Indemnified Party or impose any restriction upon its conduct of business.

ARTICLE X TERMINATION

     X.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time.

     (a) by mutual written agreement of AEC and TRET hereto duly authorized by action taken by or on behalf of their respective Boards of Directors; or

     (b) by either TRET or AEC upon notification to the non terminating party by the terminating party:

     (i) if the terminating party is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement on the part of the non terminating party set forth in this Agreement such that the conditions will not be satisfied; provided, however, that if such breach is curable by the non terminating party and such cure is reasonably likely to be completed prior to the date specified in Section 10.1(b)(i), then, for so long as the non terminating party continues to use commercially reasonable efforts to effect and cure, the terminating party may not terminate pursuant to this Section 10.1(b)(i);

(ii) if the Closing has not transpired on or before October 15, 2009.

     (iii) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise permanently restricting, preventing or otherwise prohibiting the Merger and such order shall have become final; or

X.2	Effect of Termination. If this Agreement is validly terminated by either TRET or
AEC pursuant to Section 10.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of the parties hereto, except that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement.

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ARTICLE XI MISCELLANEOUS

     XI.1 Parties Obligated and Benefited. This Agreement shall be binding upon the Parties and their respective successors by operation of law and shall inure solely to the benefit of the Parties and their respective successors by operation of law, and no other Person shall be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other Party, no Party may assign this Agreement or the Collateral Documents or any of its rights or interests or delegate any of its duties under this Agreement or the Collateral Documents.

     XI.2 Publicity. The initial press release shall be a joint press release and thereafter TRET and AEC each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Regulatory Authorities (including any national securities inter dealer quotation service) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities inter dealer quotation service.

     XI.3 Notices. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section as promptly as practicable thereafter). Notices shall be addressed as follows:

If to AEC to:

Christopher Headrick, President &CEO 249 N. Peters Rd. Suite 300 Knoxville, TN 37923

If to TRET to:

Randall J. Lanham, Esq. 28562 Oso Parkway Unit D Rancho Santa Margarita, CA 92688

     Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section.

     XI.4 Attorneys’ Fees. In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement or the Collateral Documents, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and other costs of such action or suit from the other Party.

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     XI.5 Headings. The Article and Section headings of this Agreement are for convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

     XI.6 Choice of Law. This Agreement and the rights of the Parties under it shall be governed by and construed in all respects in accordance with the laws of the State of Nevada, without giving effect to any choice of law provision or rule (whether of the State of California or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of Nevada).

     XI.7 Rights Cumulative. All rights and remedies of each of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

     XI.8 Further Actions. The Parties shall execute and deliver to each other, from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

     XI.9 Time of the Essence. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

     XI.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     XI.11 Entire Agreement. This Agreement (including the Exhibits, TRET Disclosure Statement, the AEC Disclosure Statement and any other documents, instruments and certificates referred to herein, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the Parties.

     XI.12 Survival of Representations and Covenants. Notwithstanding any right of AEC to fully investigate the affairs of TRET and notwithstanding any knowledge of facts determined or determinable by AEC pursuant to such investigation or right of investigation, AEC shall have the right to rely fully upon the representations, warranties, covenants and agreements of TRET contained in this Agreement. Each representation, warranty, covenant and agreement of TRET contained herein shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire on the first anniversary of the Closing Date unless, prior to such date, AEC has delivered to TRET Shareholders a written notice of a claim with respect to such representation, warranty, covenant or agreement.

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     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

Dated:	August	26	, 2009	American Energy Company

				By:/s/ Christopher Headrick

				Name:	Christopher Headrick
				Title:	President &CEO

Dated:	August	26	, 2009	Trend Technology Corp.
				a Nevada Corporation

				By:/s/ Leonard MacMillan

				Name:	Leonard MacMillan
				Title:	Chief Executive Officer

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SCHEDULE A – LIST OF AEC ASSETS